U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2004

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2004, the Company completed the first phase of a transaction to lease up to 20 assisted living communities in 12 states, with 1,824 units. These communities, which were owned by entities in which Daniel R. Baty (the Company's chairman and chief executive officer) has financial interests, are being acquired by an independent real estate investment trust (the "REIT") for an approximate $170.8 million investment and are being leased to the Company. The Company completed the lease on the first 18 communities on September 30, 2004, and anticipates the remaining two communities will close during the fourth calendar quarter. Sixteen of the communities included in this lease were part of the group of 21 owned by AL Investors and have been referred to in past filings with the Securities and Exchange Commission as the "Emeritrust I communities." These communities were managed by the Company under a master management agreement entered into in 1999, which has been amended from time to time since then. The Company will continue to manage the five remaining Emeritrust I communities under the amended master management agreement for a fee based on a fixed percentage of revenue. Of the other four communities included in the lease, two were previously managed by the Company and one was leased by the Company.

The 20 communities are, or will be, leased by the Company from the REIT pursuant to a new master lease with a 15-year term, with one 15-year renewal option. The initial lease payment is expected to be approximately $14.7 million per year, with fixed inflators to the extent the consumer price index in a given year is greater than zero. The Company is responsible for all operating costs, including repairs, property taxes, and insurance. The new master lease will be cross-defaulted and cross-collateralized with all of the Company’s other leases and loans relating to other communities owned by the REIT and contains certain financial and other covenants. The Company has the right of first refusal to purchase these leased communities and Mr. Baty is personally guaranteeing the obligations of the Company under the lease. Mr. Baty will receive 50% of the positive cash flow of the 20 communities and will be responsible for 50% of any negative cash flow. For purposes of this transaction, cash flow is defined as actual cash flow after management fees of 5% of revenues payable to the Company and actual capital expenditures and certain other agreed adjustments.

All 20 communities provide assisted and/or memory loss related services to seniors. The facilities are located in California, Delaware, Florida, Kansas, Montana, Nevada, South Carolina, Ohio, Utah, Texas, Virginia, and Washington. Inclusive of this lease, the Company’s consolidated capacity (owned and leased) increased 16 percent to 13,216 units.

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Item 9.01 Financial Statements and Exhibits.

(a) and (b) are not applicable.

(c) Exhibits

Number		Description	Footnote
10.83	Barrington Place, Lecanto, Florida; Bellaire Place, Greenville, South Carolina; Brookside Estates, Middleberg
	Heights, Ohio; Dowlen Oaks, Beaumont, Texas; Eastman Estates, Longview, Texas; Elm Grove, Hutchinson,
	Kansas; Emeritus Estates, Ogden, Utah; Gardens at White Chapel, Newark, Delaware; Habor Pointe Shores,
	Ocean Shores, Washington; Hunters Glen, Missoula, Montana; Lakeridge Place, Wichita Falls, Texas;
	Meadowlands Terrace, Waco, Texas; Myrtlewood Estates, San Angelo, Texas; Pavilion at Crossing Pointe,
	Orlando, Florida; Seville Estates, Amarillo, Texas; Saddleridge Lodge, Midland, Texas; Springtree, Sunrise,
	Florida; The Terrace, Grand Terrace, California; Wilburn Gardens, Fredericksburg, Virginia; Woodmark
	at Summit Ridge, Reno, Nevada.
	10.83.1	Master Lease Agreement between Health Care REIT, Inc.; HCRI Nevada Properties, Inc.; HCRI Kansas
		Properties, LLC; HCRI Texas Properties, Ltd.; and Emeritus Corporation dated September 30, 2004	(1)
	10.83.2	UNCONDITIONAL AND CONTINUING LEASE GUARANTY effective as of September 30, 2004 (the
		"Effective Date") by Daniel R. Baty ("Guarantor"), in favor of Health Care, Inc., a corporation
		organized under the laws of the State of Delaware, HCRI Nevada Properties, Inc., a corporation
		organized under the laws of the State of Nevada, HCRI Kansas Properties, LLC, a limited liability
		liability company organized under the laws of the State of Delaware, and HCRI Texas Properties, Ltd., a
		limited partnership organized under the laws of the State of Texas (collectively "Landlord").	(1)
	10.83.3	Agreement between Emeritus Corporation and Daniel R. Bary (Cash Flow), dated September 30, 2004	(1)
	10.83.4	Agreement among Grand Terrace Assisted LP, MM Assisted, L.L.C., Reno Assisted Living,
		L.L.C., Fredericksburg Assisted Living L.L.C., Daniel R. Baty and Emeritus Corporation
		(Purchase, Sale and Assignment Agreement of 4 Baty Facilities and 16 AL-I Facilities), dated September 30. 2004	(1)
	10.83.5	Master Agreement between AL-I and Baty (Purchase of 16 AL-I Facilities), dated September 30, 2004	(1)
99.1	Press Releases
	99.1.1	Press Release dated October 1, 2004, reporting lease acquisition of 20 communities.	(1)

(1) Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMERITUS CORPORATION

By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Vice President of Finance, Chief Financial Officer
and Secretary

Dated: October 5, 2004

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